Exhibit 99.1

LRAD Corporation Reports Fiscal Second Quarter 2015 Financial Results

Mass Notification Systems Represent 15% of Revenues

SAN DIEGO, CA – May 7, 2015 - LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of long range acoustic hailing devices (AHDs) and advanced mass notification systems, today reported financial results for the fiscal second quarter and six months ended March 31, 2015.

Fiscal Second Quarter 2015 Financial Highlights

●	Revenues: Fiscal second quarter 2015 revenues totaled $4.5 million, $901,000 less than the $5.4 million reported in the fiscal second quarter of 2014, due to the timing of the receipt of orders.

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Revenues in the quarter were driven by a number of follow-on orders for Asian navies, coast guards and militaries, as well as mass notification, wildlife protection and police, public safety and security applications.

●	Net Income: Net Income of $291,000, or $0.01 per diluted share, decreased by $235,000 from $526,000, or $0.02 per diluted share, reported during the fiscal second quarter of 2014.

o	Lower revenues in the quarter were partially offset by higher gross profit margins, due to favorable product mix, and lower operating expenses.

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Balance Sheet: Cash and cash equivalents totaled $19.1 million at March 31, 2015, a decline from $23.9 million reported at September 30, 2014 due to $4.5 million of investments in short and long-term marketable securities. Working capital totaled $26.0 million, compared to $27.7 million, at September 30, 2014, due to the purchase of $2.8 million of long-term marketable securities.

Six Months Ended March 31, 2015 Financial Highlights

●	Revenues: Revenues for the six months ended March 31, 2015 totaled $8.9 million, a decline of $338,000 from the $9.2 million reported during the same period in fiscal 2014.

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Net Income: Despite a small decline in revenues year-to-date, net income for the six months ended March 31, 2015 increased by $138,000 to $796,000, or $0.02 per diluted share, from $657,000, or $0.02 per diluted share, reported for the same period in fiscal 2014.

“Revenues from our omnidirectional ONE VOICETM mass notification product line nearly doubled year-over-year and constitute 15% of total revenues,” commented Tom Brown, President and CEO of LRAD Corporation. “While international markets have driven the growth in our mass notification business to date, we are pursuing several domestic opportunities which, if awarded, will also drive domestic growth of our highly intelligible voice life safety systems in coming quarters.”

Select Operating and Business Highlights

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Announced the retention of Foley & Lardner LLC to consult on the development of marketing, strategic planning, and business development strategies for growing LRAD’s domestic mass notification business.

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Received follow-on orders totaling over $2.4 million from multiple Asian customers. The orders included LRAD 1000Xi and LRAD 100X systems to be shipped to a navy and a public security group in Southeast Asia; LRAD 500 systems for public safety from another Asian nation; LRAD 1000Xi systems for Asian fisheries; and LRAD 360X mass notification installations in an Asian country upgrading its tsunami warning system to include LRAD’s highly intelligible voice capability.

●	Repurchased 69,213 shares during the fiscal second quarter ended March 31, 2015, bringing the total number of shares repurchased to 346,370 since the initial purchases in December 2013.

“While first half results were comparable to the prior fiscal year, with more governments allocating additional resources for mass notification installations and upgrades, and civil unrest escalating around the world, we expect our second half will be much stronger due to continued international growth and increasing domestic business opportunities for our omnidirectional life safety systems and directed acoustic hailing devices,” Brown concluded.

Webcast and Conference Call Details

Management will host a conference call to discuss fiscal second quarter 2015 financial results this afternoon at 4:30 p.m. E.T. The conference call can be accessed by dialing toll-free at 888-567-1602, or toll/international at 862-255-5346. A webcast will also be available at the following link: http://www.visualwebcaster.com/event.asp?id=102120. A replay of the call will be available two hours after the airing of the call, and available for 90 days at the aforementioned webcast link. Questions to management may be submitted during the call by emailing them to: investor@lradx.com.

About LRAD Corporation

LRAD Corporation manufactures long range acoustic hailing devices and advanced mass notifications systems to save lives on both sides of its proprietary Long Range Acoustic Device®. LRAD® systems are being sold into 70 countries around the world in diverse applications including mass notification and public address, fixed and mobile defense deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, asset protection, and wildlife control and preservation. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Forward-looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company’s Form 10-K for the fiscal year ended September 30, 2014. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Company Contact

E. Brian Harvey

Director, Investor Relations and Capital Markets

858.753.8974

ebharvey@lradx.com

LRAD Corporation

Consolidated Balance Sheets

(000's omitted)

	March 31,
	2015	September 30,
	(Unaudited)	2014

ASSETS
Current assets:
Cash and cash equivalents	$19,148	$23,895
Short-term marketable securities	1,746	-
Accounts receivable, net	2,347	4,284
Inventories, net	4,562	3,896
Prepaid expenses and other	693	524
Total current assets	28,496	32,599
Long-term marketable securities	2,800	-
Property and equipment, net	414	360
Intangible assets, net	52	54
Prepaid expenses and other - noncurrent	673	766
Total assets	$32,435	$33,779

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,037	$830
Accrued liabilities	1,495	4,088
Total current liabilities	2,532	4,918
Other liabilities - noncurrent	146	158
Total liabilities	2,678	5,076
Total stockholders' equity	29,757	28,703
Total liabilities and stockholders' equity	$32,435	$33,779

LRAD Corporation

Consolidated Statements of Income

(000's omitted except share and per share amounts)

(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2015	2014	2015	2014

Revenues	$4,486	$5,387	$8,872	$9,210
Cost of revenues	2,189	2,658	4,216	4,536
Gross profit	2,297	2,729	4,656	4,674

Operating expenses:
Selling, general and administrative	1,466	1,631	2,868	3,056
Research and development	570	576	1,047	969
Total operating expenses	2,036	2,207	3,915	4,025

Income from operations	261	522	741	649
Other income	31	5	57	10
Income from operations before income taxes	292	527	798	659
Income tax expense	1	1	2	2
Net income	$291	$526	$796	$657

Net income per common share - basic and diluted	$0.01	$0.02	$0.02	$0.02
Weighted average common shares outstanding:
Basic	33,253,719	33,133,915	33,244,929	33,080,702
Diluted	33,847,965	34,040,509	33,816,805	33,756,467